                                                                    EXHIBIT 99.1


[BELDEN CDT LOGO]    NEWS RELEASE                                Belden CDT Inc.
                                               7701 Forsyth Boulevard, Suite 800
                                                       St. Louis, Missouri 63105
                                                                    314-854-8000
                                                               www.beldencdt.com
--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE

FEBRUARY 9, 2006


                    BELDEN CDT REPORTS FOURTH QUARTER RESULTS
                      REVENUE GROWTH IS 9.9% YEAR OVER YEAR


St. Louis, Missouri - Belden CDT Inc. (NYSE:BDC) today announced results of the quarter and year ended December 31, 2005.

Revenue in the three months ended December 31, 2005 increased 9.9 percent year-over-year to $362.9 million, compared with $330.3 million in the fourth quarter of 2004. Operating income was $18.4 million, after pretax charges of $12.4 million for severance, executive succession costs, and accelerated depreciation. Net income for the quarter was $9.7 million or $0.21 per diluted share.

Revenue for the year ended December 31, 2005 increased 39.9% to $1.35 billion compared with $966.2 million the previous year. Operating income was $68.2 million, after $36.5 million pretax in impairment charges and expenses related to merger integration, severance, executive succession, and accelerated depreciation. Net income for the year 2005 was $47.6 million or $0.96 per diluted share. Operating cash flow for the year was in excess of $50 million.

Operating income for the quarter, adjusted to exclude the charges, was $30.9 million or 8.5 percent of revenues. Because the Company's effective tax rate on adjusted income from continuing operations for the year (and therefore the quarter) was higher than expected, earnings per diluted share on such income were lower than expected. Had the Company's effective tax rate remained at 34 percent as previously estimated, earnings per diluted share from adjusted income from continuing operations would have been $0.39.

MANAGEMENT COMMENT

"We achieved the operating profit we expected, but we needed more revenue to do so because of the rapid rise in copper. Revenue growth excluding the impact of currency in the fourth quarter was 11.7 percent year over year. Demand in the fourth quarter was strong in many end markets including industrial, broadcast, networking, security, and aerospace markets," said John Stroup, President and Chief Executive Officer. "In an environment of steeply rising material costs, our North American Electronics businesses achieved very good price realization, which contributed to a strong operating margin. In Europe, we initiated several actions under our restructuring plan, including streamlining the management structure and initiating workforce reductions in three locations. In the North American networking market, we continued to win projects for our end-to-end cable and connectivity solution, including our 10-gigabit copper system, and revenue continued to grow. But despite list price increases, our net pricing in that market did not keep pace with rising material cost. On a consolidated basis, our operating profit came in as expected, but it was a lower percentage of a higher revenue figure."



HIGHLIGHTS

During the fourth quarter and since year-end, the Company has taken several actions to strengthen its operations and enhance its financial position.

  o On February 7, 2006, Belden CDT announced a reorganization of its North American operations to improve service to customers who use cable for multiple applications and to improve its interaction with distributors. The Company consolidated its Belden electronics and networking operations as the Belden Americas Division. Mohawk, West Penn, and Thermax operations will make up the Specialty Division.

  o The Company moved ahead in its European restructuring program by announcing it would close the wire mill in its Venlo, Netherlands operation this month. This action, together with the consolidation of the administrative staff and workforce reductions now in process elsewhere in Europe, will reduce the Company's employment in Europe by 170 people, or about 9 percent of total European employment excluding Manchester, by mid-year. Severance charges of $7.7 million were recognized in connection with these actions during the fourth quarter.

  o The Company terminated its Netherlands defined-benefit pension plan and settled its obligations by means of a transfer of assets to the Pensions Foundation for the Metals and Electrical Industry (PME), changing the nature of the Company's ongoing commitment to a defined contribution design.

  o During the fourth quarter, Belden CDT completed shipments totaling 3.8 million feet of broadcast cable for the XX Winter Olympic Games in Torino. All the cable for this project was compliant with the most stringent international and European fire test standards including low smoke, zero halogen, nontoxicity, and flame retardance.

  o The Company repurchased 2.7 million shares of its stock in the fourth quarter, bringing the total shares purchased during 2005 to 5.2 million, for a total cost of $109.4 million and an average price of $21.04 per share. The Company has not purchased any shares to date in 2006. Shares outstanding at year-end were 42.2 million.

  o On January 24, 2006, the Company entered into a new $165 million credit facility with a group of eight banks, expandable to $200 million, secured by the Company's overall cash flow and its assets in the United States. The new facility replaces a $75 million asset-backed line of credit.

EFFECTIVE TAX RATE

The effective tax rate for the year was 43.1 percent, a higher rate than the Company's previous estimate of 39.4 percent for the full year. The reason for the increase is that the Company generated more income in higher tax jurisdictions and more losses (including fourth-quarter severance charges) in jurisdictions in which there is no current tax benefit available. The effective tax rate for the fourth quarter includes the impact of the higher rate on not only the fourth-quarter pretax earnings but also the pretax earnings of the first three quarters of the year.

ELECTRONICS SEGMENT

External revenue of the Electronics Segment was $217.0 million in the quarter ended December 31, 2005, and total revenue, including sales to affiliates, was $240.5 million. Growth in fourth quarter external revenue was 10.7 percent year over year and 8.7 percent sequentially. Segment operating profit was $32.5 million, after a charge of $1.3 million for accelerated depreciation on assets whose lives were shortened by the Company's restructuring program in Europe. Without this charge, the segment operating margin was 14.0 percent of total revenue. Total revenue and operating income of the segment in the fourth quarter of 2004 were $212.9 million and $25.6 million respectively.

For the year ended December 31, 2005, external customer revenue of the Electronics Segment was $799.0 million, and total revenue, including sales to affiliates, was $893.8 million. Operating profit for the year was $108.9 million, net of $4.0 million of charges for severance, accelerated depreciation, and merger-related expenses. In the year ended December 31, 2004, external revenue of the segment was $604.4 million, total revenue was $685.4 million, and operating profit was $54.1 million.

NETWORKING SEGMENT

In the Networking Segment, external revenue for the quarter ended December 31, 2005, was $146.0 million, an increase of 8.7 percent year over year and an increase of 2.2 percent sequentially. Total revenue of the segment, including sales to affiliates, was $150.6 million in the quarter. The operating loss of $1.6 million included severance charges of $7.7 million and accelerated depreciation for the assets of the Manchester, U.K. plant, of $2.3 million. Absent these charges, adjusted operating margin for the segment was 5.6 percent of total sales. The operating income of the fourth quarter of 2005 and 2004 included $3.0 million of income from a minimum requirements contract, which expired at the end of 2005.

For the year 2005, external customer revenue of the Networking Segment was $553.1 million and total revenue, including sales to affiliates, was $567.6 million. Operating profit of the segment for the year was $13.0 million net of $22.5 million of severance charges, asset impairment charges, accelerated depreciation, and merger-related expenses.

OUTLOOK

The Company said in September 2005 that it intends to exit the telecommunications cable market in the United Kingdom when its contract with British Telecom plc (BT) expires in October 2006 or sooner, if BT can arrange another source. The Company is actively exploring alternatives for disposition of the Manchester, U.K. plant. If unable to arrange a sale of the business at an acceptable price, the Company plans to liquidate the business. In 2005, the Manchester plant generated revenue of $106.5 million and operating profit of $7.4 million. The Company's 2006 guidance excludes Manchester and therefore takes as its baseline 2005 revenue of $1.25 billion, operating income of $97.3 million, and net income of $53.0 million.

"We look forward to a relatively strong end market in 2006 in North America and Asia, although with continuing lower growth in Europe," said Mr. Stroup. "We expect our revenue to grow 5 to 10 percent compared with 2005 and operating margin to be between 9.0 and 9.5 percent of sales. We expect improvement in operating profit from all parts of our Company, with a particular focus on Europe and networking. Our restructuring in Europe is well under way, and we believe our recent reorganization in North America will help us leverage our strengths and improve the contribution of our networking products.

"We expect our effective tax rate to be 37 percent in 2006," said Mr. Stroup. "Our 2006 outlook assumes 48.8 million shares for diluted EPS. We expect our earnings per share, excluding any further restructuring charges, to be between $1.50 and $1.60 per diluted share." The Company's guidance excludes option expense, as options for 2006 have not yet been awarded.

"For the first quarter, we expect revenue to be between $310 and $320 million, and earnings per share to be between $0.27 and $0.30 per diluted share, excluding any severance charges or restructuring charges. The contribution from Manchester, if still among the continuing operations at the end of the first quarter, could be between zero and $0.01," Mr. Stroup concluded.

FORWARD-LOOKING STATEMENTS

Statements in this release other than historical facts are "forward-looking statements" made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management's beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company's actual results may differ significantly from these expectations. Some of the factors that may cause actual results to differ from the Company's expectations include the Company's ability to implement its restructuring plans; the Company's degree of success in managing its European operations during the restructuring; the outcome of the Company's efforts to sell or liquidate its operations serving the telecom market in the United Kingdom; the outcome of discussions with labor; general economic conditions; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the degree to which the Company will be able to compensate for rising costs through the pricing of its products; demand for the Company's products; and other factors. For a more complete discussion of risk factors, please see Belden CDT's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2005. Belden CDT Inc. assumes no responsibility to update any forward-looking statements as a result of new information or future developments.

ABOUT BELDEN CDT

Belden CDT Inc. is one of the largest U.S.-based manufacturers of high-speed electronic cables and focuses on products for the specialty electronics and data networking markets, including connectivity. To obtain additional information contact Investor Relations at 314-854-8054, or visit Belden CDT's website at www.beldencdt.com.

    CONTACT:   Belden CDT Inc.
               Dee Johnson, Director of Investor Relations
               314-854-8054
               www.beldencdt.com

The following tables provide a reconciliation between results as reported in accordance with accounting principles generally accepted in the United States and results excluding certain unusual or infrequent charges and tax benefits.

ADJUSTED RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2005


----------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Adjusted
                                                    As Reported                          Adjusted Three        Three Months
                                                   Three Months                            Months Ended               Ended
                                             Ended December 31,                             December 31,       December 31,
                                                           2005   Adjustments (1)                  2005            2004 (2)
---------------------------------------------------------------------------------------------------------------------------
Results of Continuing Operations
---------------------------------------------------------------------------------------------------------------------------
Revenues                                              $362,930         $       --          $ 362,930              $ 330,310
---------------------------------------------------------------------------------------------------------------------------
Operating Income                                        18,442             12,417             30,859                 30,731
---------------------------------------------------------------------------------------------------------------------------
    Percent of revenue                                     5.1%                                  8.5%                   9.3%
---------------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations                        7,494              7,444             14,938(3)              20,132
---------------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations per
    diluted share                                     $   0.16                             $    0.31              $    0.40
---------------------------------------------------------------------------------------------------------------------------

(1) Severance charges, accelerated depreciation, expenses for executive succession, and a one-time tax benefit.

(2) Restated for discontinued operations and the change in inventory accounting method for LIFO to FIFO, and adjusted for merger-related costs.

(3) Adjusted income from continuing operations per diluted share at an effective tax rate of 34.0% would have been $0.39 ($28,302 of adjusted income from continuing operations before taxes, less income taxes of $9,623 at 34.0%, plus $677 of tax-effected interest related to convertible debt would have resulted in $19,356 of adjusted income from continuing operations, divided by 49,763 diluted shares outstanding).

ADJUSTED RESULTS FOR THE YEAR ENDED DECEMBER 31, 2005


----------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Adjusted
                                                    As Reported                          Adjusted Three        Three Months
                                                   Three Months                            Months Ended               Ended
                                             Ended December 31,                             December 31,       December 31,
                                                           2005   Adjustments (1)                  2005            2004 (2)
---------------------------------------------------------------------------------------------------------------------------
Results of Continuing Operations
---------------------------------------------------------------------------------------------------------------------------
Revenues                                             $1,352,131         $      --             $1,352,131         $1,241,229
---------------------------------------------------------------------------------------------------------------------------
Operating Income                                         68,151            36,514                104,665             83,334
---------------------------------------------------------------------------------------------------------------------------
    Percent of revenue                                      5.0%                                     7.7%               6.7%
---------------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations                        32,642            25,574                 58,216             44,112
---------------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations per
    diluted share                                    $     0.68                               $     1.17         $     0.89
---------------------------------------------------------------------------------------------------------------------------


(1) Impairment charges, severance charges, accelerated depreciation, merger-related costs, expenses for executive succession, and a one-time tax benefit.

(2) Pro forma results, as if Belden and CDT were combined at the beginning of 2004, restated for discontinued operations, the change in inventory accounting method from LIFO to FIFO, merger-related costs, and the gain on the 2004 sale of a Belden European operation.

Following are comparative condensed consolidated income statements of Belden CDT Inc. for the three- and twelve-month periods ended December 31, 2005 and December 31, 2004, segment information for the same periods, and condensed consolidated balance sheets as of December 31, 2005, and December 31, 2004.

BELDEN CDT INC.
--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

================================================================================



                                                                     Three Months Ended          Twelve Months Ended
                                                                           December 31,                 December 31,
                                                            ---------------------------    -------------------------
                                                                   2005           2004           2005           2004
--------------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)
Revenues                                                    $   362,930    $   330,310    $ 1,352,131    $   966,174
Cost of sales                                                  (294,496)      (251,651)    (1,067,007)      (766,101)
--------------------------------------------------------------------------------------------------------------------
    Gross profit                                                 68,434         78,659        285,124        200,073
Selling, general and administrative expenses                    (52,992)       (54,453)      (207,124)      (151,438)
Asset impairment                                                     --             --        (12,849)        (8,871)
Minimum requirements contract income                              3,000          3,000          3,000          3,000
--------------------------------------------------------------------------------------------------------------------
    Operating income                                             18,442         27,206         68,151         42,764
Interest expense, net                                            (2,409)        (3,011)       (10,091)       (12,881)
Minority interest                                                  (148)          (146)          (699)          (371)
Other nonoperating income                                            --             --             --          1,732
--------------------------------------------------------------------------------------------------------------------
    Income from continuing operations before taxes               15,885         24,049         57,361         31,244
Income tax expense                                               (8,391)       (15,453)       (24,719)       (15,891)
--------------------------------------------------------------------------------------------------------------------
    Income from continuing operations                             7,494          8,596         32,642         15,353
Gain (loss) from discontinued operations (1)                      2,191          9,711           (247)          (417)
Gain (loss) on disposal of discontinued operations (2)               --         (1,238)        15,163            253
--------------------------------------------------------------------------------------------------------------------
    Net income                                              $     9,685    $    17,069    $    47,558    $    15,189
--------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares and equivalents:
    Basic                                                        43,271         46,892         45,655         35,404
    Diluted                                                      49,763         53,748         52,122         38,724
--------------------------------------------------------------------------------------------------------------------
Basic income (loss) per share:
    Continuing operations                                   $       .17    $       .18    $       .72    $       .43
    Discontinued operations                                         .05            .21           (.01)          (.01)
    Disposal of discontinued operations                              --           (.03)           .33            .01
    Net income per share                                            .22            .36           1.04            .43
--------------------------------------------------------------------------------------------------------------------
Diluted income (loss) per share:
    Continuing operations                                   $       .16    $       .17    $       .68    $       .43
    Discontinued operations                                         .05            .18           (.01)          (.01)
    Disposal of discontinued operations                              --           (.02)           .29            .01
    Net income per share                                            .21            .33            .96            .43
--------------------------------------------------------------------------------------------------------------------


(1)  Net of income tax benefit of $1,936, $11,930, $3,266 and $17,536, respectively.

(2) Net of income tax benefit (expense) of $697, $(8,529) and $(142), respectively.

BELDEN CDT INC.
--------------------------------------------------------------------------------
SEGMENT INFORMATION
(Unaudited)

================================================================================
(in thousands)

--------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------------------------------------------
                                                                                                               TOTAL
                                                                         FINANCE AND                      CONTINUING
                                     ELECTRONICS      NETWORKING      ADMINISTRATION     ELIMINATIONS     OPERATIONS
--------------------------------------------------------------------------------------------------------------------
EXTERNAL CUSTOMER REVENUES           $   216,979       $ 145,951        $         --      $       --      $  362,930
AFFILIATE REVENUES                        23,533           4,628                  --         (28,161)             --
--------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES                       $   240,512       $ 150,579        $         --      $  (28,161)     $  362,930
--------------------------------------------------------------------------------------------------------------------

OPERATING EARNINGS (LOSS)            $    32,460       $  (1,572)       $     (5,029)     $   (7,417)     $   18,442
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
Three Months Ended December 31, 2004
--------------------------------------------------------------------------------------------------------------------
                                                                                                               Total
                                                                         Finance and                      Continuing
                                     Electronics      Networking      Administration     Eliminations     Operations
--------------------------------------------------------------------------------------------------------------------
External customer revenues            $  196,034       $ 134,276        $         --      $        --     $  330,310
Affiliate revenues                        16,830           2,459                  --          (19,289)          --
--------------------------------------------------------------------------------------------------------------------
Total revenues                        $  212,864       $ 136,735        $         --      $   (19,289)    $  330,310
--------------------------------------------------------------------------------------------------------------------

Operating earnings (loss)             $   25,561       $   9,426        $     (6,494)     $    (1,287)    $   27,206
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
TWELVE MONTHS ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------------------------------------------
                                                                                                               TOTAL
                                                                         FINANCE AND                      CONTINUING
                                     ELECTRONICS      NETWORKING      ADMINISTRATION     ELIMINATIONS     OPERATIONS
--------------------------------------------------------------------------------------------------------------------
EXTERNAL CUSTOMER REVENUES            $  798,986       $ 553,145        $        --       $       --      $1,352,131
AFFILIATE REVENUES                        94,790          14,449                 --         (109,239)             --
--------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES                        $  893,776       $ 567,594        $        --       $ (109,239)     $1,352,131
--------------------------------------------------------------------------------------------------------------------
OPERATING EARNINGS (LOSS)             $  108,899       $  13,023        $   (30,767)      $  (23,004)     $   68,151
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
Twelve Months Ended December 31, 2004
--------------------------------------------------------------------------------------------------------------------
                                                                                                               Total
                                                                         Finance and                      Continuing
                                     Electronics      Networking      Administration     Eliminations     Operations
--------------------------------------------------------------------------------------------------------------------
External customer revenues             $ 604,372       $ 361,802        $         --      $        --     $  966,174
Affiliate revenues                        81,055           3,105                  --          (84,160)            --
--------------------------------------------------------------------------------------------------------------------
Total revenues                         $ 685,427       $ 364,907        $         --      $   (84,160)    $  966,174
--------------------------------------------------------------------------------------------------------------------
Operating earnings (loss)              $  54,100       $  24,726        $    (24,534)     $   (11,528)    $   42,764
--------------------------------------------------------------------------------------------------------------------

BELDEN CDT INC.
--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS

================================================================================

---------------------------------------------------------------------------------------------------
                                                                       DECEMBER 31,    December 31,
                                                                               2005            2004
---------------------------------------------------------------------------------------------------
(in thousands)                                                          (UNAUDITED)
ASSETS
Current assets
    Cash and cash equivalents                                            $   134,640    $   188,798
    Receivables                                                              198,106        174,554
    Inventories                                                              261,963        227,034
    Deferred income taxes                                                     27,845         15,911
    Other current assets                                                       8,223         11,885
    Current assets of discontinued operations                                   --           19,573
---------------------------------------------------------------------------------------------------
        Total current assets                                                 630,777        637,755
Property, plant and equipment, less
    accumulated depreciation                                                 304,337        338,247
Goodwill, less accumulated amortization                                      272,290        286,163
Other intangible assets, less accumulated amortization                        72,459         78,266
Other long-lived assets                                                        6,084          6,460
Long-lived assets of discontinued operations                                     129         24,330
---------------------------------------------------------------------------------------------------
                                                                         $ 1,286,076    $ 1,371,221
---------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable and accrued liabilities                             $   209,031    $   185,035
    Current maturities of long-term debt                                      59,000         15,702
    Current liabilities of discontinued operations                               388         17,541
---------------------------------------------------------------------------------------------------
        Total current liabilities                                            268,419        218,278
Long-term debt                                                               172,051        232,823
Postretirement benefits other than pensions                                   33,167         30,089
Deferred income taxes                                                         73,851         45,450
Other long-term liabilities                                                   17,166         25,340
Minority interest                                                              7,914          9,241
Stockholders' equity
    Preferred stock                                                               --             --
    Common stock                                                                 503            502
    Additional paid-in capital                                               540,430        531,984
    Retained earnings                                                        290,870        252,114
    Accumulated other comprehensive income (loss)                             (6,881)        27,862
    Unearned deferred compensation                                              (336)        (2,462)
    Treasury stock                                                          (111,078)            --
---------------------------------------------------------------------------------------------------
       Total stockholders' equity                                            713,508        810,000
---------------------------------------------------------------------------------------------------
                                                                         $ 1,286,076    $ 1,371,221
---------------------------------------------------------------------------------------------------